Exhibit A










                    MISSISSIPPI BUSINESS FINANCE CORPORATION

                                       and

                               GULF POWER COMPANY




                                 LOAN AGREEMENT





                            Dated as of April 1, 2003




                                   Relating to

                                   $29,075,000
                   Pollution Control Revenue Refunding Bonds,
                                   Series 2003
                          (Gulf Power Company Project)

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS


             (This Table of Contents is for convenience of reference
                 only and is not a part of this Loan Agreement)


                                                                            PAGE

ARTICLE I:        DEFINITIONS..................................................1

ARTICLE II:       ACQUISITION AND COMPLETION OF THE PROJECT;
                  ISSUANCE OF THE BONDS........................................2
         SECTION 2.1.  Acquisition and Completion of the Project...............2
         SECTION 2.2.  Issuance of the Bonds...................................2

ARTICLE III:      LOAN BY ISSUER; PROVISIONS FOR PAYMENT.......................2
         SECTION 3.1.  Loan by Issuer..........................................2
         SECTION 3.2.  Delivery of Note by Company; Other Amounts
                             Payable...........................................2
         SECTION 3.3.  Obligation of the Company Unconditional.................3
         SECTION 3.4.  Assignment and Pledge of Payments and Rights
                             Under the Note and the Agreement..................3

ARTICLE IV:       SPECIAL COVENANTS............................................4
         SECTION 4.1.  Use of Project..........................................4
         SECTION 4.2.  Indemnity Against Claims................................4
         SECTION 4.3.  Inspection of the Project...............................4
         SECTION 4.4.  The Company to Maintain Its Corporate
                             Existence; Conditions Under Which
                             Exceptions Permitted..............................4
         SECTION 4.5.  Annual Statement........................................5
         SECTION 4.6.  Further Assurances and Corrective Instruments...........5
         SECTION 4.7.  Maintenance of Project by Company.......................5
         SECTION 4.8.  Redemption or Purchase of Bonds.........................5
         SECTION 4.9.  Tax Covenants...........................................6
         SECTION 4.10.  Compliance with Indenture..............................6
         SECTION 4.11.  Compliance with Prior Indenture........................6
         SECTION 4.12.  No Warranty of Suitability by the Issuer...............6

ARTICLE V:        EVENTS OF DEFAULT AND REMEDIES...............................6
         SECTION 5.1.  Events of Default.......................................6
         SECTION 5.2.  Remedies on Default.....................................7
         SECTION 5.3.  Agreement to Pay Attorneys' Fees and Expenses...........8
         SECTION 5.4.  No Additional Waiver Implied by One Waiver..............8

ARTICLE VI:       MISCELLANEOUS................................................8
         SECTION 6.1.  Term of This Agreement..................................8
         SECTION 6.2.  Notices.................................................8
         SECTION 6.3.  Binding Effect..........................................9
         SECTION 6.4.  Severability............................................9
         SECTION 6.5.  Amendments..............................................9
         SECTION 6.6.  Execution in Counterparts...............................9
         SECTION 6.7.  Applicable Law..........................................9
         SECTION 6.8.  Captions................................................9
         SECTION 6.9.  Other Financing.........................................9
         SECTION 6.10.  Amounts Remaining in the Bond Fund.....................9

..........LOAN AGREEMENT dated as of April 1, 2003 between the MISSISSIPPI
BUSINESS FINANCE CORPORATION, a public corporation duly created and validly existing pursuant to the Constitution and laws of the State of Mississippi (the "Issuer"), and GULF POWER COMPANY, a corporation organized and existing under the laws of the State of Maine (the "Company"), evidencing the agreement of the parties hereto.

..........In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt, liability or obligation of the Issuer, or of the State of Mississippi or any political subdivision thereof but shall be payable solely out of the revenues and proceeds derived from this Agreement and the Note (as hereinafter defined) and the sale of the Bonds referred to herein:


                                    ARTICLE I

                                   DEFINITIONS

.........."Arbitrage Rebate Agreement", "Bond Fund", "Bondholder", "Bonds",
"Business Day", "Code", "Government Obligations", "1954 Code", "Prior Indenture", "Rebate Requirement", "Prior Bonds Trustee", "Remarketing Agent" and "Trustee" have the same meanings given and assigned to such words in Article I of the Indenture (as hereinafter defined).

     "Agreement" means this Loan Agreement and any amendments and supplements hereto.

     "corporation" includes corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, associations, companies, statutory trusts and business trusts.

     "Event of Default" means any of the occurrences enumerated in Section 5.1 of this Agreement.

     "Indenture" means the Trust Indenture dated as of April 1, 2003, relating to $29,075,000 Pollution Control Revenue Refunding Bonds, Series 2003 (Gulf Power Company Project), between the Issuer and The Bank of New York Trust Company of Florida, N.A., as Trustee, pursuant to which the Bonds are authorized to be issued, and including any indenture supplemental thereto.

.........."Loan" means the loan to be made by the Issuer to the Company of the proceeds (which shall be deemed to include the underwriting discounts, if any, and original issue discount, if any) of the sale of the Bonds, exclusive of any accrued interest paid by the initial purchasers of the Bonds upon the delivery thereof.

.........."Note" means the non-negotiable promissory note of the Company issued pursuant to Section 3.2 hereof, in the form set forth in Exhibit A hereto.

     "Prior Bonds" has the same meaning given and assigned to it in the Resolution.

     "Project" has the same meaning given and assigned to it in the Resolution.

.........."Resolution" means the resolutions of the Issuer adopted on February
19, 2003 and March 19, 2003 in connection with the sale and issuance of the Bonds and the current refunding of the Prior Bonds.


                                   ARTICLE II

        ACQUISITION AND COMPLETION OF THE PROJECT; ISSUANCE OF THE BONDS

     SECTION 2.1. Acquisition and Completion of the Project. The Company represents that it has caused the acquisition, construction, installation and equipping of the Project to be completed substantially in accordance with the plans for the Project.

     SECTION 2.2. Issuance of the Bonds. In order to provide funds for the purposes set forth in Section 3.1 hereof, the Issuer agrees that it will initially issue and deliver the Bonds to the purchasers thereof at a price to be approved in advance by the Company and apply and deposit the proceeds thereof in accordance with the terms of the Indenture and Section 3.1 hereof. The Indenture shall be satisfactory in form and substance to the Company and shall provide the manner in which, and the purposes for which, proceeds of Bonds may be used and invested.


                                   ARTICLE III

                     LOAN BY ISSUER; PROVISIONS FOR PAYMENT

     SECTION 3.1. Loan by Issuer. The Issuer hereby agrees to make the Loan to the Company in order to currently refund all of the outstanding Prior Bonds. The Company hereby agrees to cause the proceeds of the Bonds to be applied exclusively to such purpose and to cause the current redemption of all of the outstanding Prior Bonds to be effected within 90 days after the date of initial issuance of the Bonds. The Company agrees to pay to the Prior Bonds Trustee the amount in excess of the proceeds of the Bonds needed to pay the redemption price of the Prior Bonds.

     SECTION 3.2. Delivery of Note by Company; Other Amounts Payable. In order to evidence the Loan and the obligation of the Company to repay the same, the Company shall execute and deliver the Note in a principal amount equal to the aggregate principal amount of the Bonds and providing for payments which correspond in time and amount with payments due on the Bonds. The Note shall be dated the date of the initial authentication of, and mature on the same maturity date as, the Bonds. If (i) on the date any payments on the Bonds are due, there are any available moneys on deposit with the Trustee which are not being held for the payment of Bonds due and payable but which have not been presented for payment, or (ii) on any date on which Bonds are required to be purchased pursuant to the Bonds or Article III of the Indenture, there are available moneys on deposit with the Trustee held for the payment of the purchase price which are not being held for the payment of Bonds which have not been presented for payment, then, in each case, such moneys shall be credited against the payment then due under the Note, first in respect of interest and then, to the extent of remaining moneys, in respect of principal.

     The Company will also pay: (i) the fees, charges and reasonable expenses of the Trustee and any paying agents and tender agents under the Indenture, such fees, charges and reasonable expenses to be paid directly to the Trustee or paying agents or tender agents, as the case may be, for their respective accounts as and when such fees, charges and reasonable expenses become due and payable, (ii) the fees, charges and reasonable expenses of the Issuer, (iii) any expenses and costs incurred or to be incurred in connection with the sale and issuance of the Bonds, (iv) all amounts owed under the Arbitrage Rebate Agreement, including but not limited to the Rebate Requirement, and (v) any expenses in connection with any redemption of the Bonds and the Prior Bonds.

     SECTION 3.3. Obligation of the Company Unconditional. The obligation of the Company to make payments as provided in the Note and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional notwithstanding any change in the tax or other laws of the United States of America or of the State of Mississippi or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this
Section 3.3 shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and, in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance or recover damages for nonperformance so long as such action shall not violate the agreements on the part of the Company contained in the preceding sentence, but in no event shall the Company be entitled to any diminution of the amounts payable under the Note and as provided in Section 3.2 hereof.

     SECTION 3.4. Assignment and Pledge of Payments and Rights Under the Note and the Agreement. The Issuer shall assign to the Trustee as security under the Indenture all rights, title and interests of the Issuer in and to (i) the Note and all payments thereunder and (ii) this Agreement and all moneys receivable hereunder (except for payments to the Issuer under the second paragraph of Section 3.2 and under Sections 4.2 and 5.3 hereof). The Company assents to such assignment and hereby agrees that, as to the Trustee, its obligations to make such payments shall be absolute and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee.


                                   ARTICLE IV

                                SPECIAL COVENANTS

     SECTION 4.1. Use of Project. The Issuer hereby acknowledges that it shall have no rights to the use or possession of the Project. The Issuer hereby further acknowledges that the Project will not constitute any part of the security for the Bonds.

     SECTION 4.2. Indemnity Against Claims. The Company will pay and discharge and will indemnify and hold harmless the Issuer and the Trustee and their respective officers, employees and agents from (a) any lien or charge upon payments by the Company to the Issuer under the Note or hereunder, (b) any taxes, assessments, impositions and other charges upon payments by the Company to the Issuer under the Note or hereunder and (c) any and all liability, damages, costs and expenses arising out of or resulting from the transactions contemplated by this Agreement and the Indenture or in connection with the Project, including the reasonable fees and expenses of counsel (in each case provided in this Section with respect to the Trustee and its officers, employees and agents, only in the absence of negligence or willful misconduct). If any such lien or charge is sought to be imposed upon payments, or any such taxes, assessments, impositions or other charges are sought to be imposed, or any such liability, damages, costs and expenses are sought to be imposed, the Issuer or the Trustee, as the case may be, will give prompt written notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

     SECTION 4.3. Inspection of the Project. The Company agrees that the Issuer and its duly authorized agents may at reasonable times enter upon the Project site and examine and inspect the Project and the books and records of the Company with respect to the Project.

     SECTION 4.4. The Company to Maintain Its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its corporate existence and qualification to do business in the State of Mississippi, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 4.4, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or under the laws of the United States of America) or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided that, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, (i) the surviving, resulting or transferee corporation assumes, accepts and agrees in writing to pay and perform all of the obligations of the Company herein and under the Note and is a Mississippi corporation or is qualified to do business in Mississippi as a foreign corporation and (ii) such consolidation, merger or transfer of assets does not result in the loss of the exclusion from gross income for federal income tax purposes of interest on the Bonds.

     SECTION 4.5. Annual Statement. The Company agrees to have an annual audit made by its regular independent public accountants and within 180 days after the close of each fiscal year to timely furnish the Trustee and any Bondholder who may so request a balance sheet and statement of income and surplus showing the financial condition of the Company and its consolidated subsidiaries, if any, at the close of such fiscal year and the results of operations of the Company and its consolidated subsidiaries, if any, for such fiscal year, accompanied by a certificate or opinion of said accountants. The requirements of this Section 4.5 may be satisfied by the submission to the Trustee and each Bondholder who may request such information of the Company's annual report to its shareholders, provided such annual report contains the information required by the preceding sentence.

     SECTION 4.6. Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project and for carrying out the intention or facilitating the performance of this Agreement.

     SECTION 4.7. Maintenance of Project by Company. The Company agrees that during the term of this Agreement it will pay all costs of operating, maintaining and repairing the Project; provided, however, that the Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion of the Project and sell, trade-in, exchange or otherwise dispose of such removed portion without any notice to or responsibility or accountability to the Issuer, the Trustee or the Bondholders therefor.

     SECTION 4.8. Redemption or Purchase of Bonds. The Issuer shall take all steps then necessary under the applicable provisions of the Indenture for the redemption or purchase of Bonds upon receipt, not less than ten days (or such shorter period as is acceptable to the Trustee and the Issuer) prior to the day on which the Trustee is required to give notice (if any) thereof pursuant to the Indenture, by the Issuer and the Trustee from the Company of a written notice specifying:

                  (a) the principal amount of Bonds to be redeemed or purchased;

                  (b) the date of such redemption or purchase; and

                  (c) in the case of a redemption of Bonds, directions to mail a notice of redemption.

In the case of a purchase of Bonds, the written notice to the Trustee shall, if available moneys on deposit with the Trustee are insufficient to purchase the principal amount of Bonds specified in (a) above, be accompanied by a deposit with the Trustee of cash or Government Obligations sufficient, together with other available moneys on deposit with the Trustee, to make the directed purchase of Bonds.

         SECTION 4.9. Tax Covenants. The Company covenants and agrees that it will not use or permit the use by any person of the Project or any of the funds provided by the Issuer hereunder or any other of its funds, directly or indirectly, or direct the Trustee to invest any funds held by it under the Indenture or this Agreement, in such manner as would, or enter into, or allow any "related person" (as defined in Section 103(b)(13) of the 1954 Code) to enter into, any arrangement, formal or informal, that would, or take or omit to take any other action that would, cause any Bond to be an "arbitrage bond" within the meaning of Section 148(a) of the Code or result in the loss of the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds to the extent afforded under the Code and the 1954 Code. The Company acknowledges Section 6.04 of the Indenture and agrees to perform all duties imposed upon it by such Section including but not limited to its obligations under the Arbitrage Rebate Agreement. Insofar as said Section imposes duties and responsibilities on the Company, it is specifically incorporated herein by reference.

         SECTION 4.10. Compliance with Indenture. The Company agrees to perform and comply with all provisions of the Indenture applicable to it. In addition, the Company shall have and enjoy all rights and options granted to it by the Indenture.

         SECTION 4.11. Compliance with Prior Indenture . The Company certifies that it is in full compliance in all material respects with the terms and provisions applicable to it of the Prior Indenture and that no Event of Default (as defined in the Prior Indenture) has occurred thereunder.

         SECTION 4.12. No Warranty of Suitability by the Issuer. The Issuer makes no warranty either express or implied as to the Project, including its suitability for the Company's purposes or needs.

                                    ARTICLE V

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 5.1. Events of Default. Each of the following shall be an "Event of Default" under this Agreement:

                  (a) Failure by the Company to pay when due the amounts required to be paid pursuant to the Note which failure, in the case of such amounts in respect of interest on any Bond, continues for five days, or the failure by the Company to pay within 30 days of the date due any other amounts required to be paid pursuant to this Agreement.

                  (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed hereunder, other than as referred to in subsection (a) of this Section 5.1, for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such period if corrective action is instituted by the Company within the applicable period and diligently pursued.

                  (c) The dissolution or liquidation of the Company, except as permitted by Section 4.4 hereof, or the commencement by the Company of any case or proceeding seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar law of the United States or any state, or adjudication of the Company as bankrupt, or an assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Company in any proceeding for its reorganization instituted under the provisions of Title 11 of the United States Code, as amended, or under any similar statutory provision which may hereafter be enacted.

The foregoing provisions of Section 5.1(b) are subject to the limitation that, if by reason of force majeure the Company is unable in whole or in part to carry out its agreements herein contained other than those set forth in Sections 4.4 and 4.9 hereof, an Event of Default shall not be deemed to have occurred during the continuance of such inability. The term "force majeure" as used herein shall mean the following: acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of Mississippi or any of their departments, agencies or officials or of any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraints of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission lines, pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy to the extent practicable with all reasonable dispatch the effects of any force majeure preventing the Company from carrying out its agreements; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

         SECTION 5.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, the Issuer may, in addition to any other remedy now or hereafter existing at law, in equity or by statute, take either or both of the following remedial steps:

                  (a) By written notice to the Company, the Issuer may declare all amounts payable pursuant to the Note to be immediately due and payable, whereupon the same shall become immediately due and payable; and

                  (b) The Issuer may take whatever action at law or in equity may appear necessary or desirable to collect the amounts referred to in
         (a) above then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

Any amounts collected pursuant to action taken under this Section 5.2 shall be deposited with the Trustee and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee and any paying agents and tender agents and all other amounts required to be paid under the Indenture shall have been paid, to the Company.

         SECTION 5.3. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should breach any of the provisions of the Note or this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

         SECTION 5.4. No Additional Waiver Implied by One Waiver. In the event any agreement contained in the Note or in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. Term of This Agreement. This Agreement shall remain in full force and effect from the date hereof until such time as all of the outstanding Bonds shall have been fully paid or provision made therefor in accordance with the provisions of the Indenture, whichever shall first occur, and the fees and expenses of the Trustee, the Issuer and any paying agents and tender agents and all other amounts payable by the Company under this Agreement and the Note shall have been paid.

         SECTION 6.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Issuer, at 735 Riverside Drive, Suite 300, Jackson, Mississippi 39202, Attention: Executive Director; if to the Company and via United States mail or facsimile at One Energy Place, Pensacola, Florida 32520-0100, Attention: Treasurer, Facsimile No. (850) 444-6026, with copies to Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, Attention: Corporate Finance Department; if to the Company and via hand delivery at 500 Bayfront Parkway, Pensacola, Florida 32501, Attention:
Treasurer, with copies to Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, Attention: Corporate Finance Department; and if to the Trustee, at 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338,
Attention: Corporate Trust Department. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         SECTION 6.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in
Section 4.4 hereof, and shall inure to the benefit of the Trustee to the extent stated herein.

         SECTION 6.4. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         SECTION 6.5. Amendments. This Agreement may not be effectively terminated except in accordance with the provisions hereof and may not be effectively amended except by a written agreement in accordance with Article XI of the Indenture and signed by the parties hereto.

         SECTION 6.6. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 6.7. Applicable Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Mississippi.

         SECTION 6.8. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         SECTION 6.9. Other Financing. Notwithstanding anything in this Agreement to the contrary, the Issuer and the Company may hereafter enter into agreements to provide for the financing or refinancing of costs of the Project or any portion thereof.

         SECTION 6.10. Amounts Remaining in the Bond Fund. Any amounts remaining in the Bond Fund upon termination of this Agreement shall, to the extent provided in Section 4.10 of the Indenture, belong to and be paid to the Company by the Trustee.

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                       MISSISSIPPI BUSINESS FINANCE CORPORATION


[SEAL]         By:
                       -----------------------------------------------
                                William T. Barry, Executive Director


ATTEST:


James Vernon Smith, Sr., Assistant Secretary

                            GULF POWER COMPANY


[SEAL]         By:
                       -------------------------------------------------------
                        Warren E. Tate, Vice President, Secretary and Treasurer

ATTEST:


Wayne Boston, Assistant Secretary

                                    EXHIBIT A



                               GULF POWER COMPANY
                                 PROMISSORY NOTE

$29,075,000                                                      April 15, 2003

         GULF POWER COMPANY (the "Company"), a corporation organized and existing under the laws of the State of Maine, acknowledges itself indebted and for value received hereby promises to pay to the order of the Mississippi Business Finance Corporation (the "Issuer"), and its successors and assigns, the principal sum of TWENTY-NINE MILLION SEVENTY-FIVE THOUSAND DOLLARS ($29,075,000) together with interest on the unpaid principal balance thereof from the date hereof until the Company's obligations with respect to the payment of such sum shall be discharged at the rate or rates borne by the Bonds referred to below. As additional interest hereon there shall be payable, and the Company promises to pay when due, amounts which shall equal the premium, if any, due on such Bonds in connection with the redemption thereof. The Company further promises to pay the purchase price of such Bonds as hereinbelow provided.

         This Note is issued to evidence the Loan (as defined in the Agreement hereinafter referred to) of the Issuer to the Company and the obligation of the Company to repay the same and shall be governed by and be payable in accordance with the terms and conditions of a loan agreement (the "Agreement") between the Issuer and the Company dated as of April 1, 2003, pursuant to which the Issuer has loaned to the Company the proceeds of the sale of the Issuer's $29,075,000 of Pollution Control Revenue Refunding Bonds, Series 2003 (Gulf Power Company Project) (the "Bonds"). This Note (together with the Agreement) has been assigned to The Bank of New York Trust Company of Florida, N.A. (the "Trustee"), acting pursuant to a trust indenture dated as of April 1, 2003 (the "Indenture") between the Issuer and the Trustee, and may not be assigned by the Trustee except to a successor Trustee pursuant to the terms of the Indenture. Such assignment is made as security for the Bonds. The Bonds are dated and bear interest in accordance with the provisions of the Indenture, and mature on February 1, 2026. The Bonds are subject to redemption prior to maturity as provided therein.

         Subject to the provisions of the Agreement, payments hereon are to be made by paying to the Trustee, as assignee of the Issuer, in funds which will be immediately available on the day payment is due, amounts which, and at or before times which, shall correspond to the payments with respect to the principal of and premium, if any, and interest on the Bonds whenever and in whatever manner the same shall become due, whether at stated maturity, upon redemption or declaration or otherwise, and the purchase price of Bonds required to be purchased under the Indenture. If (i) on the date any payments on the Bonds are due, there are any available moneys on deposit with the Trustee which are not being held for the payment of Bonds due and payable but which have not been presented for payment, or (ii) on any date on which Bonds are required to be purchased pursuant to the Bonds or Article III of the Indenture, there are available moneys on deposit with the Trustee held for the payment of the purchase price which are not being held for the payment of Bonds which have not been presented for payment, then, in each case, such moneys shall be credited against the payment then due hereunder, first in respect of interest and then, to the extent of remaining moneys, in respect of principal. Upon the occurrence of an Event of Default, as defined in the Agreement, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement.

         Neither the officers of the Company nor any persons executing this Note shall be liable personally or shall be subject to any personal liability or accountability by reason of the issuance hereof.

         IN WITNESS WHEREOF, Gulf Power Company has caused this Note to be executed in its corporate name and on its behalf by its President, its Treasurer or a Vice President by his manual signature, and its corporate seal to be impressed hereon and attested by the manual signature of its Secretary or an Assistant Secretary, all as of the date first above written.

            GULF POWER COMPANY


            By:
                     -----------------------------------------------------
                     Vice President, Secretary and Treasurer


            Attest:
                     -----------------------------------------------------
                     Assistant Secretary

                                   ASSIGNMENT


         For value received, pay this promissory note to the order of The Bank of New York, as Trustee under the Trust Indenture, dated as of April 1, 2003, between the Mississippi Business Finance Corporation and The Bank of New York Trust Company of Florida, N.A., as Trustee, securing the payment of Mississippi Business Finance Corporation Pollution Control Revenue Refunding Bonds, Series 2003 (Gulf Power Company Project), in the original principal amount of $29,075,000 without recourse.


                 MISSISSIPPI BUSINESS FINANCE CORPORATION


                 By:
                          -----------------------------------------------------
                          Executive Director